EXHIBIT 10.1

SEPARATION AGREEMENT
AND RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND RELEASE OF CLAIMS (“the “Agreement”) is made and entered into as of the 21st day of September, 2005, by and between PCA LLC, a Delaware Limited Liability Company with its principal place of business in Mecklenburg County, North Carolina, USA (the "Company"), and Don Norsworthy a resident of Charlotte, NC (the “Employee”).

STATEMENT OF PURPOSE

The Employee's employment with the Company will end on the date stated below. The Company has decided to offer this Agreement to Employee to provide compensation not otherwise owed to Employee and in exchange for the obligations of Employee described below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Company and Employee hereby agree as follows:

1. Date of Separation. Employee's employment with the Company and/or the Company's subsidiaries is hereby separated as of September 21, 2005 and Employee hereby tenders Employee's resignation from any positions now held with the Company and/or its subsidiaries, all such resignations to be effective as of September 21, 2005.
2. Separation Payment. Subject to Employee's full compliance with the terms of this Agreement, including the conditions set forth below, the Company shall continue to pay the base salary of Employee for a period of twenty-six (26) weeks from the date of separation set forth in paragraph 1 above. These separation payments shall be payable at a time and in accord with the regular payroll practices of the Company, except that payment may be by check rather than direct deposit. All such amounts shall be subject to and reduced by any applicable federal and state withholding taxes.
3. Benefit Plans and Fringe Benefits. From and after the employment separation date set forth in paragraph 1 above, Employee shall not have the right to participate in or receive any benefit under any employee benefit plan of the Company, any fringe benefit plan of the Company, or any other plan, policy or arrangement of the Company providing benefits or perquisites to employees of the Company generally or individually. Provided, however, that Employee shall be entitled, if otherwise eligible, (i) to exercise Employee’s right to continued coverage under the Company medical benefit plan as provided by federal law (and with respect to which the Company will provide Employee with a separate notice as required by federal law) and for which, for the period of six months, the Company will charge no more than the cost of similar insurance to active employees of the Company, with the Company paying the difference in the employee rate and the COBRA rate if necessary (payment to be made by deduction from amounts payable to Employee hereunder) and thereafter at the normal COBRA rate in effect at the time of the charge; and (ii) to elect the payment of benefits to which Employee is entitled under any employee pension benefit plan of the Company as provided under the terms of any such plan.
4. Vacation Pay. Upon the first regularly scheduled payday following the execution hereof, the Company shall pay to Employee all accrued and unused vacation pay as per the Associate Handbook in effect on the date of Separation.

5. Return of Company Property. Employee agrees to return immediately to the Company all originals and copies of all documents, software or any other materials or property (including keys) relating to Employee's employment or obtained or created in the course of such employment, except for his cell phone, phone number, laptop computer and flat screen monitor.
6. Public Statements and Reference. Employee agrees not to make any public statements, written or oral, regarding employee's departure from the Company's employment except as may be approved by the Company in advance, and further agrees not to make any statement (including to any media source) that would disrupt, impair or affect adversely the Company, or its employees, officers or directors, or place the Company or such individuals in any negative light.
7. Admissions. Employee acknowledges that the payment by the Company of the benefits described herein is made in good faith and shall never for any purpose be considered an admission of liability on the part of the Company, by whom liability is expressly denied, and no past or present wrongdoing on the part of the Company shall be implied by such payment.
8. Release. As consideration for the payments to be made by the Company to Employee pursuant to paragraph 2 hereof, Employee agrees for Employee and for Employee's heirs, executors, administrators and assigns, to release and forever discharge the Company and Wal-Mart Stores, Inc., and all of their parent and subsidiary corporations, together with each of their respective agents, officers, employees, directors and attorneys, from and to waive any and all rights with respect to all manner of claims, actions, causes of action, suits, judgments, rights, demands, debts, damages, or accountings of whatever nature, legal, equitable or administrative, whether the same are now known or unknown, which Employee ever had, now has or may claim to have, upon or by reason of the occurrence of any matter, cause or thing whatsoever up to the date of this Agreement, including without limitation: (i) any claim whatsoever (whether under federal or state statutory or common law) arising from or relating to Employee's employment or changes in Employee's employment relationship with the Company, including Employee's separation, termination or resignation therefrom, (ii) all claims and rights for additional compensation or benefits of whatever nature; (iii) any claim for breach of contract, implied or express, impairment of economic opportunity, intentional or negligent infliction of emotional distress, wage or benefit claim, prima facie tort, defamation, libel, slander, negligent termination, wrongful discharge, or any other tort, whether intentional or negligent; and (iv) all claims and rights under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871, or 1991, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Americans With Disabilities Act of 1993, the Family and Medical Leave Act, all as amended, or any other federal, state, county or municipal statute or ordinance relating to any condition of employment or employment discrimination. Provided, however, this Release shall not (i) include any claims relating to the obligations of the Company under this Agreement, (ii) operate to release Employee's ownership of any common stock of the Company, (iii) affect Employee's vested and accrued rights as a participant in the Company's 401(k) plan, or (iv) affect Employee's rights to exercise any conversion rights provided to Employee in the Company's group life insurance plan.

9. Disclosure of Confidential Information. For a period of two (2) years from the date of this Agreement, Employee shall not disclose to anyone outside the Company any confidential or proprietary information of the Company. For purposes of this paragraph, "confidential and proprietary information" shall mean information not generally known to the public that was created by, disclosed or made available to Employee in the course of employee's employment by the Company, and shall include, but not be limited to the following: digital technology information, proprietary production processes, confidential pricing information or sales results, market or merchandising research, and any confidential information concerning employees of the Company.

10. Governing Law and Forum Selection. Employee agrees that any claim against the Company or any of its affiliates or their employees arising out of or relating in any way to this Agreement or to Employee's employment with the Company shall be brought exclusively in the Superior Court of Mecklenburg County, North Carolina, or the United States District Court for the Western District of North Carolina, and in no other forum. Employee hereby irrevocably consents to the personal and subject matter jurisdiction of these courts for the purpose of adjudicating any claims subject to this forum selection clause. Employee also agrees that any dispute of any kind arising out of or relating to this Agreement or to Employee's employment (including without limitation any claim released herein by Employee) shall at the Company's sole election or demand be submitted to final, conclusive and binding arbitration before and according to the rules then prevailing of the American Arbitration Association in Mecklenburg County, North Carolina, which election or demand may be made by the Company at any time prior to the last day to answer and/or respond to a summons and/or complaint or counterclaim made by Employee. The results of any such arbitration proceeding shall be final and binding both upon the Company and upon Employee, and shall be subject to judicial confirmation as provided by the Federal Arbitration Act or the North Carolina Arbitration Act, including specifically the terms of N.C. Gen. Stat. § 1-567.2, which are incorporated herein by reference.

11. Acknowledgment of Waiver. Employee acknowledges that Employee’s waiver of rights and claims under the Release of Claims includes a waiver of rights and claims under the Federal Age Discrimination in Employment Act of 1967, as amended, and that such waiver and the waiver and release of all other rights and claims contemplated by the release set forth in paragraph 8 above are made knowingly and voluntarily. Employee acknowledges the Employee has been given a period of at least twenty-one (21) days to consider the provisions of the release stated above, and to consult with Employee’s attorney, accountant, tax advisor, spouse or other persons prior to making a decision to sign this document. Employee further acknowledges that the Company has not pressured or coerced Employee to execute this Release of Claims prior to the expiration of 21 days from the date it was furnished to Employee and that any decision to execute this Release of Claims prior to such time is done freely and voluntarily. Employee certifies that the Company has advised Employee in writing to consult an attorney regarding the legal consequences of the execution of this Release of Claims.
12. Company’s Obligation Ends. The obligations of the Company set forth in paragraph 2 hereof are conditional upon the Employee’s execution of this Agreement no later than twenty-one (21) days following the date on which such Agreement is submitted to the Employee, as well as the Employee’s failure to revoke the same following the expiration of seven (7) days following such execution. In the event that the Employee fails to execute such Agreement within such 21-day period or revokes the execution thereof, the Company’s obligations under paragraph 2 shall be null and void.

13. Waiver of Right or Claim to Reinstatement. Employee waives any right or claim he/she may have to reinstatement as an employee of PCA of any of its parent, subsidairy, or affiliated companies at any time and agrees never to file or submit an application for employment with any of them.

14. Entire Agreement. This Agreement contains the entire agreement between the Company and Employee and supersedes all prior agreements relating to the subject matter hereof, and may be changed only by a writing signed by the parties hereto. Any and all prior representations, statements and discussions regarding the subject matter of this Agreement have been merged into and/or replaced by the terms of this Agreement.

15. Ratification and Return of Consideration. Any attempt by Employee to challenge this Agreement or attempt to declare any provision herein void or voidable, must be preceded by a return of any and all consideration received hereunder, including all payments made to Employee pursuant to paragraph 2 herein. In particular, should Employee fail to return any part of such consideration within forty-five days hereof, Employee shall be deemed to have accepted the full benefits of this Agreement and shall be bound by all provisions herein. Provided, however, that nothing in this paragraph shall be deemed to preclude Employee's ratification of this Agreement in any other way allowed or permitted by law.

16. Severability. If any of the provisions set forth in this Agreement be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
17. Voluntary Agreement. Employee hereby represents that Employee has carefully read and completely understands the provisions of this Agreement and that Employee has entered into this Agreement voluntarily and without any coercion whatsoever, and in order to receive benefits not otherwise owed to Employee by the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their authorized representatives as of the day and year first above written.

FOR PCA INTERNATIONAL, INC.            FOR EMPLOYEE

By: /s/ Barry Feld_______________   /s/ Don Norsworthy______(SEAL)
Position: CEO